RESALE PROSPECTUS


                            TCOM VENTURES CORPORATION


                                 UP TO 4,000,000
                             SHARES OF COMMON STOCK


         WHICH THE SELLING SHAREHOLDERS MAY RESELL UNDER THIS PROSPECTUS


     You should read this resale prospectus carefully before you invest. This prospectus relates to 4,000,000 shares of common stock $.001 par value per share (the "Common Stock") of TCOM Ventures Corporation (the "Company"). The stockholders of the Company listed in the "Selling Stockholders" section of this resale prospectus may offer and resell shares of Common Stock under this resale prospectus for their own accounts. TCOM Ventures Corporation will not receive any proceeds from the resale of these shares by the selling stockholders.

     These shares were issued or are issuable to the selling stockholders and others as follows

     (i) 4,000,000 shares issued and issuable under the Amended and Restated 2000 Amended and Restated Non-Qualified Stock Option Plan (the "Plan")

     The selling stockholders may offer their common stock through public or private transactions, at prevailing market prices or at privately negotiated prices. These future prices are not currently known.

     TCOM Ventures Corporation stock is traded on the Nasdaq OTC Bulletin Board under the symbol "TCMV". On July 21, 2000 the last reported sale price for the common stock on the Nasdaq OTC Bulletin Board was $0.52 per share.

     See Risk Factors beginning on page 2 to read about factors you should consider before buying shares of common stock.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION MADE TO THE CONTRARY IS A CRIMINAL OFFENSE.




                  The date of this prospectus is July 21, 2000


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                                  Risk Factors

     You should carefully consider the risks described below before deciding whether to invest in TCOM Ventures Corporation. If any of the contingencies discussed in the following paragraphs or other materially adverse events actually materialize, the business, financial condition and results of operations of TCOM Ventures could be materially and adversely affected. In such a case, the trading price of TCOM Ventures' common stock could decline, and you could lose all or part of your investment.

TCOM Ventures Has Experienced Difficulty Implementing Its Business Plan

     TCOM Ventures has an ambitious business plan that it has been attempting to implement since April 1999. Since the company has experienced difficulty obtaining financing from traditional sources, execution of most of its business plan has been delayed. There can be no assurance that the business plan can be implemented and successfully executed.

Substantial Doubt Exists as to TCOM Ventures' Ability to Continue as a Going Concern

     The independent auditor's report on the June 30, 1999, financial statements of TCOM Ventures contains an explanatory paragraph that indicates there is substantial doubt as to the company's ability to continue as a going concern. Management projects that TCOM Ventures will continue to incur net losses and experience negative cash flow for the foreseeable future. This will require substantial amounts of capital. As of the date of this prospectus, management does not have commitments for additional financing and cannot be sure that TCOM Ventures will be able to obtain any such commitments at all or upon reasonable terms and conditions.

Failure to Integrate Acquisitions Successfully May Adversely Affect TCOM Ventures' Operating Results

     The success of TCOM Ventures will depend to a great extent on its ability to integrate the operations and management of the businesses that it has acquired and businesses that it may acquire in the future. Consolidating acquired businesses and integrating regional operations may take a significant period of time, will place a significant strain on TCOM Ventures' resources and could prove to be more expensive than expected. TCOM Ventures may increase expenditures to accelerate the integration and consolidation of its acquired operations, but it cannot guarantee this result nor can the company assure investors that its resources will be sufficient to successfully implement its expansion program.

Management's Planned Aggressive Growth Will Strain TCOM Ventures' Resources

     Management intends to expand the operations of TCOM Ventures rapidly through acquisitions by aggressively pursuing companies that provide or can provide a national network system and infrastructure and then expand the network through the acquisition and installation of necessary equipment, extensive marketing efforts in new locations and the employment of qualified technical, marketing and customer support personnel. This rapid growth will place a significant strain on our managerial, operational and financial resources.

     To manage our growth, management must improve the operational systems, procedures and controls of TCOM Ventures on a timely basis by centralizing and standardizing TCOM Ventures' operations and upgrading and replacing outdated infrastructure. If the demands placed on its network resources by a growing subscriber base outpace its growth and operating plans, the quality and reliability of our service may decline and relationships with customers may be harmed as a result.

If TCOM Ventures Is Unable to Establish Satisfactory Peering Relationships, Costs May Increase

     Management intends to establish and maintain "peering" relationships with other ISPs and with CLECs so that TCOM Ventures can exchange traffic without paying transit costs. If management is unable to establish adequate peering relationships, our costs will increase and our revenues could decrease. This would harm the business, financial condition and results of operations of TCOM Ventures.

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

If Suppliers Fail to Provide TCOM Ventures With The Equipment it Needs, We May Lose Customers

     There are only a limited number of businesses that can supply TCOM Ventures with the key components it will need for its planned network infrastructure, including telecommunications services and networking equipment. Management cannot be certain that suppliers and telecommunications carriers will continue to sell or lease their products and services to TCOM Ventures at commercially reasonable prices or at all. If there are delays in receiving this equipment, TCOM Ventures may not be able to service its customers. Difficulties in developing alternative sources of supply, if required, could adversely affect its business, future financial condition or operating results. Moreover, failure of telecommunications providers to provide the data communications capacity required by TCOM Ventures for any reason could cause interruptions in its ability to provide access services to its customers, which may materially and adversely affect our business, financial condition and operating results.

Acquisitions of ISP Subscribers May Result in Subscriber Cancellations Due to Billing Problems and Unfamiliarity with TCOM Ventures' Service

     As part of management's growth strategy, TCOM Ventures may acquire businesses, products, technologies and other assets, including ISP subscriber accounts, or enter into joint venture arrangements that complement our businesses. In an acquisition of ISP subscribers, TCOM Ventures may experience subscription cancellations in the shortterm period following the acquisition due to the lack of the acquired subscribers' familiarity with TCOM Ventures as their ISP and billing issues that may arise due to poor record keeping and billing administration by the selling company.

Acquisitions of Companies May Disrupt TCOM Ventures' Business and Distract Management Due to Difficulties in Assimilating Personnel and Operations

     If TCOM Ventures acquires another company, TCOM Ventures could encounter difficulties in assimilating the acquiree's personnel and operations. This may disrupt our ongoing business and distract management, as well as result in unanticipated costs and difficulty in maintaining standards, controls and procedures. TCOM Ventures may be required to incur debt or issue equity securities to pay for any future acquisitions or to fund any losses or unanticipated costs of the combined companies.

TCOM Ventures is Subject to All Risks Faced by Start-Up Internet Companies

     TCOM Ventures may encounter  certain risks and difficulties in building and
operating  a  business  in  the  rapidly  evolving   telecommunications  sector,
especially given its limited operating history:

     * Future revenues will depend heavily on management's ability to acquire businesses, to attract and retain subscribers and business customers, and to increase per subscriber revenues.

     * The telecommunications services business, including the Internet services sector, is extremely competitive and is changing rapidly. Competition could result in loss of customers and reduction of revenues. Most of our competitors have significantly greater market presence, brand recognition, and financial, technical and personnel resources than TCOM Ventures has, and many have extensive coasttocoast Internet backbones and large customer bases.

     * We expect increasing competition from Internet service providers using alternative technologies including:

          * telecommunications providers that bundle Internet access with basic local and long distance telecommunications services, which could force TCOM Ventures to price its services at a level that would have an adverse effect on its business, financial condition and results of operations;

          *    major  cable  companies  such  as AT&T as  they  begin  to  offer
               Internet connectivity through their cable infrastructure, which is designed to increase the connection speed to the Internet; and

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

          * other alternative service companies that are approaching the Internet connectivity market with various wireless terrestrial and satellitebased service technologies, which currently offer highspeed Internet access to business customers.

     * Management expects TCOM Ventures to encounter significant pricing pressure as a result of competition and advances in technology.

     * TCOM Ventures will rely on a combination of copyright, trademark and trade secret laws to protect its proprietary rights. Management cannot be certain that the steps we, or the companies we have acquired, have taken will be adequate to prevent the misappropriation of TCOM Ventures' technology or that third parties, including competitors, will not independently develop technologies that are substantially equivalent or superior to TCOM Ventures' proprietary technology.

Market Overhang and Shares Available For Future Sale

     The market price of TCOM Ventures Corporation common stock could drop if substantial amounts of shares are sold in the public market or if the market perceives that such sales could occur. A drop in the market price could adversely affect holders of the stock and could also harm TCOM Ventures' ability to raise additional capital by selling equity securities. TCOM Ventures has registered for public sale in the registration statement of which this prospectus is a part 4,000,000 shares of its common stock issuable under its Amended and Restated 2000 Non-Qualified Stock Option Plan (the "Plan"), based on a market price of the common stock of $0.52 per share as of July 21, 2000, and as of that date, TCOM Ventures had outstanding and had agreed to issue options, warrants and convertible securities for the purchase of up to approximately 12,936,134 shares of common stock (including those referred to above) at an average price of $7.30 per share, representing approximately 44% of the company's outstanding shares of common stock on a fully-diluted basis as of that date. In addition, 13,725,000 shares issued by TCOM Ventures in connection with its acquisition of Phoenix Communications, Inc., in a private transaction will become eligible for sale in the public market under SEC Rule 144 in April 2000. 12,400,000 of these shares are held by current officers or directors of TCOM Ventures. However, officers of the Company have entered into stock sale restriction agreements and, in addition, are subject to the sale limitations of SEC Rule 144(e) as described herein.

                     A Note About Forward-Looking Statements

     This prospectus contains both historical and forwardlooking statements. All statements other than statements of historical fact are, or may be deemed to be, forwardlooking statements within the meaning of Section 27A of the Securities
Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forwardlooking statements in this prospectus are not based on historical facts, but rather reflect the current expectations of the management of TCOM Ventures Corporation concerning future results and events.

     The forward-looking statements generally can be identified by the use of terms such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe the objectives, plans or goals of TCOM Ventures are or may be forwardlooking statements.

     Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of TCOM Ventures to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements included in this prospectus. In addition to the factors discussed above under "Risk Factors," the following important factors could affect future results, causing the results to differ materially from those expressed in the forwardlooking statements in this prospectus:

     * the timing, impact and other uncertainties related to pending and future acquisitions by TCOM Ventures Corporation

     *    the impact of new technologies;

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

     * changes in laws or rules or regulations of a governmental agency, including the Federal Communications Commission;

     * changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations; and

     *    interest rate fluctuations and other capital market conditions.

     These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in the forwardlooking statements in this prospectus. Other unknown or unpredictable factors also could have material adverse effects on the future results of TCOM Ventures. The forwardlooking statements in this prospectus are made only as of the date of this prospectus and TCOM Ventures does not have any obligation to publicly update any forwardlooking statements to reflect subsequent events or circumstances. TCOM Ventures cannot assure you that projected results will be achieved.

                                 Use Of Proceeds

     Because this prospectus is solely for the purpose of permitting the participants in the Amended and Restated 2000 Non-Qualified Stock Option Plan ("Participants") to offer and sell shares, TCOM Ventures will not receive any proceeds from the sale of the shares being offered. The selling stockholders will receive all the proceeds. However, TCOM Ventures will receive the proceeds from any exercise of stock options which will be used for general corporate purposes.

                         Determination Of Offering Price

     This offering is solely for the purpose of allowing Particpants to sell shares. The Participants may elect to sell some or all of their shares when they choose, in the near future or at a later date, at the price at which they choose to sell. As the market develops, the Participants will determine the price for their shares.

                                    Dilution

     This offering is for sales of shares by Participants. Such sales will not result in any dilution to the net tangible book value per share of the common stock of TCOM Ventures before and after the sales. Prospective investors should be aware, however, that the market price of shares being sold may not bear any rational relationship to net tangible book value per share. As of December 31, 1999, the net tangible book value per outstanding share of the common stock of TCOM Ventures was a negative $.21 per share. Thus, exercise of the options will be non-dilutive.

                                  Participants

     The Participants acquired beneficial ownership of all the shares offered for resale pursuant to this prospectus in compensatory transactions. These transactions include stock bonuses for employees and stock options issued or issuable under (i) the Amended and Restated 2000 Non-QualifiedStock Option Plan. A shareholder is deemed to beneficially own shares held in his or her name and certain shares he or she does not own but has the right to acquire upon option exercise or otherwise within 60 days after the date of this prospectus.


     After the sales are complete, the selling stockholders beneficially owning 1% or more of the outstanding common stock will be James C. Roberts (37%), Lynne
K. Roberts (37%) and Robert L. Fredrick (23%), based on 29,456,320 shares issued and outstanding as of July 21, 2000. All of the option shares identified in the table above have an exercise price of $10.55 per share.

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

                              Plan Of Distribution

     TCOM Ventures is registering this offering of shares on behalf of the Participants. TCOM Ventures will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of its counsel, blue sky fees and expenses. The Participants will pay any underwriting discounts and selling commissions in connection with the sale of the shares.

     The Participants may sell the shares covered by this prospectus from time to time in one or more transactions through the OTC Bulletin Board or an interdealer quotation system, on one or more securities exchanges, in alternative trading markets or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Participant will determine the prices at which they sell their shares in these transactions. The Participant may effect the transactions by selling the shares to or through broker-dealers. In effecting sales, broker-dealers engaged by the Participants may arrange for other brokerdealers to participate in the resales. The shares may be sold by one or more, or a combination, of the following:

     * a block trade in which the brokerdealer attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     *    purchases  by  a   brokerdealer   as  principal   and  resale  by  the
          brokerdealer for its account,

     * ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

     *    privately negotiated transactions.

     The amount of securities to be offered or resold by means of this prospectus by each Participant, and any other person with whom he or she is acting in concert for the purpose of selling securities of TCOM Ventures, is limited by SEC Rule 144(e)(1) and (2). The number of shares resold may not exceed, during any three-month period, the greater of:

     * 1% of the shares of the class outstanding as shown by the most recent report published by the issuer, or

     * the average weekly reported volume of trading in such securities during the four calendar weeks preceding the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker.

For the purpose of determining the amount of securities sold during any three-month period, the following provisions shall apply:

          (i) Where both convertible securities and securities of the class into which they are convertible are sold, the amount of convertible securities sold shall be deemed to be the amount of securities of the class into which they are convertible for the purpose of determining the aggregate amount of securities of both classes sold;

          (ii) The amount of securities sold for the account of a pledgee thereof, or for the account of a purchaser of the pledged securities, during any period of three months within one year after a default in the obligation secured by the pledge, and the amount of securities sold during the same three-month period for the account of the pledgor shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or (2), whichever is applicable;

          (iii) The amount of securities sold for the account of a donee thereof during any period of three months within one year after the donation, and the amount of securities sold during the same three-month period for the account of the donor, shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or (2), whichever is applicable;

          (iv) Where securities were acquired by a trust from the settlor of the trust, the amount of such securities sold for the account of the trust during any period of three months within one year after the acquisition of the securities by the trust, and the amount of securities sold during the same three-month period for the account of the settlor, shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or
     (2), whichever is applicable.

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

          (v) The amount of securities sold for the account of the estate of a deceased person, or for the account of a beneficiary of such estate, during any period of three months and the amount of securities sold during the same period for the account of the deceased person prior to his death shall not exceed, in the aggregate, the amount specified in SEC Rule 144(e) (1) or (2), whichever is applicable; provided, that no limitation on amount shall apply if the estate or beneficiary thereof is not an affiliate of the issuer;

          (vi) When two or more affiliates or other persons agree to act in concert for the purpose of selling securities of an issuer, all securities of the same class sold for the account of all such persons during any period of three months shall be aggregated for the purpose of determining the limitation on the amount of securities sold;

          (vii) The following sales of securities need not be included in determining the amount of securities sold: securities sold pursuant to an effective registration statement under the Securities Act; securities sold pursuant to an exemption provided by Regulation A under the Securities Act; securities sold in a transaction exempt pursuant to Section 4 of the Securities Act and not involving any public offering; and securities sold offshore pursuant to Regulation S under the Securities Act.

          Officers of TCOM Ventures holding an aggregate of 18,894,556 shares of its common stock and options and warrants for the purchase of an additional 2,923,222 shares of common stock have entered into stock sale restriction agreements whereby they agreed, among other things, that the maximum amount each will sell during any period of 30 consecutive calendar days will not exceed the lesser of $25,000 in gross proceeds or 5,000 shares; that no share will be sold for a price less than $4.25; and that they will not engage in any short sales of the stock. The board of directors may waive any of the restrictions on an individual basis and may terminate the agreement at any time.

          The Participants may enter into hedging transactions with broker-dealers. In these transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the Participants. The Participants also may sell the common stock short pursuant to this prospectus and redeliver the shares to close out these short positions. The Participants may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares covered by this prospectus. The broker-dealer may then resell or otherwise transfer the shares pursuant to this prospectus. The Participants also may loan or pledge the shares to a broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default by the Participant, the broker-dealer may sell the pledged shares pursuant to this prospectus.

          The Participants may engage in other financing transactions that may include forward contract transactions or borrowings from financial institutions in which the shares are pledged as security. In connection with any of these forward contract transactions, the Participants would pledge shares to secure their obligations and the counterparty to these transactions would sell the common stock short to hedge its transaction with the Participant. Upon a default by the Participant under any of these financings, including a forward contract transaction, the pledgee or its transferee may sell the pledged shares pursuant to this prospectus. Any such pledgee or its transferee will be identified in this prospectus by post-effective amendment to the registration statement of which it is a part.

          Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Participant. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated with a Participant in connection with the sale. Broker-dealers or agents, any other participating broker-dealers and the Participants may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the Participants may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Participants will be subject to the prospectus delivery requirements of the Securities Act.

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

          The Participants will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations, including Regulation M. These provisions may limit the timing of purchases and sales of shares of the common stock of TCOM Ventures by the participants. TCOM Ventures will make copies of this prospectus available to the Participants and has informed them of the need for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.

                                  Legal Opinion

          Vanderkam & Sanders, Houston, TX has passed upon the legality of the shares offered by this prospectus.

                                     Experts

          Ehrhardt Keefe Steiner & Hottman, P.C., independent auditors, have audited the consolidated equity and cash flows of TCOM Ventures Corporation as of the quarter ended March 31, 2000 as set forth in the Form 10-Q Registration Statement filed May 22 , 2000, which is incorporated by reference in this prospectus and elsewhere in the registration statement.

          Ehrhardt Keefe Steiner & Hottman, P.C., independent auditors, have audited the consolidated equity and cash flows of TCOM Ventures Corporation as of the year ended June 30, 1999 as set forth in the Registration Statement filed on form SB-2 filed on February 24, 2000, which is incorporated by reference in this prospectus and elsewhere in the registration statement.

          The consolidated statements of operations, stockholders' equity and cash flows of TCOM Ventures Corporation and subsidiary for the year ended June 30, 1998 included in this prospectus have been included herein in reliance on the report of Gerstle, Rosen & Associates, P.A., independent certified public accountants, given on authority of that firm as experts in accounting and auditing.

          The balance sheets of America's Web Station as of December 31, 1997 and 1998 and the statements of operations, stockholders' equity and cash flows for the period then ended included in this prospectus have been included herein in reliance on the report of Girardin Baldwin & Associates LLP, independent certified public accountants, given on authority of that firm as experts in accounting and auditing.

          With respect to the unaudited interim financial information included herein, the independent certified public accountants have not audited or reviewed the information and have not expressed an opinion or any other form of assurance with respect to this information.

          The pro forma combined statement of operations and cash flows for the year ended June 30, 1999 have not been audited or reviewed by the independent certified public accountants and they do not express an opinion or purport to give any other form of assurance on them.

          In May 1999, the board of directors of TCOM Ventures appointed Ehrhardt Keefe Steiner & Hottman P.C. to serve as its principal independent accountant for the fiscal year ending June 30, 1999. Gerstle, Rosen & Associates, P.A., reported on the financial statements of TCOM Ventures for the fiscal year ended June 30, 1998. Its report for that year noted that TCOM Ventures had suffered recurring losses from operations that raised substantial doubt about its ability to continue as a going concern. The same matter was emphasized in the auditor's report for the fiscal year June 30, 1999. There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                      How To Obtain Additional Information

     TCOM Ventures Corporation has filed a registration statement with the Securities and Exchange Commission relating to the securities offered by this prospectus. The prospectus does not contain all of the information set forth in the registration statement. For further information with respect to TCOM Ventures and the securities offered by this prospectus, refer to the registration statement. In addition, TCOM Ventures recently became a public company required to file annual and quarterly reports with the Securities and Exchange Commission. As of the date of this prospectus, no reports have been required to be filed. You may read and copy the registration statement and any materials TCOM Ventures files with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1800SEC0330. The Securities and Exchange Commission also maintains an Internet site at www.sec.gov where TCOM Ventures' Securities and Exchange Commission filings can be viewed.